UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported ) August 26, 2008
Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31617	33-059-5156

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47350 Fremont Blvd.
Fremont, CA	94538

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(510) 226-2800
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
     On August 26, 2008, Vermillion, Inc. (the “Company”) entered into Severance Agreements with each of Eric Fung, the Company’s Vice President — Chief Scientific Officer (the “Fung Agreement”), Simon Shorter, the Company’s Vice President — Corporate Business Development (the “Shorter Agreement”), and Taya Zhou, the Company’s Corporate Controller (the “Zhou Agreement,” and together with the Fung Agreement and the Shorter Agreement, the “Agreements”).
     The Agreements provide certain severance benefits to the employee if the Company terminates the employee’s employment without cause or the employee resigns his or her employment for good reason. The severance benefits provided for in the Fung Agreement and the Shorter Agreement include (i) continued payment of the employee’s base salary, as then in effect, payable over a period of nine months following the date of termination, (ii) immediate, accelerated vesting of 24 months of any options previously granted by the Company to the employee, and (iii) continuation of Company health and dental benefits through COBRA premiums paid by the Company directly to the COBRA administrator for a period of nine months following the date of termination. The severance benefits provided for in the Zhou Agreement include (i) continued payment of the employee’s base salary, as then in effect, payable over a period of six months following the date of termination, (ii) immediate, accelerated vesting of 24 months of any options previously granted by the Company to the employee, and (iii) continuation of Company health and dental benefits through COBRA premiums paid by the Company directly to the COBRA administrator for a period of six months following the date of termination. The Agreements also provide that, in the event the employee’s employment is terminated by the Company for reasons other than cause or by the employee for good reason within the 12-month period following a change in control, then, in addition to the severance benefits described above, one-hundred percent (100%) of any then-unvested shares under Company stock options then held by the employee will vest upon the date of such termination.
     Payment of the severance benefits under the Agreements will be conditioned on the employee’s continued compliance with the provisions of the Company’s Proprietary Information and Inventions Agreement and will be delayed as required by Section 409A of the Internal Revenue Code of 1986, as amended.
     The foregoing description of the Agreements is qualified in its entirety by reference to the full text of the form of Severance Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description

10.1	Form of Severance Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERMILLION, INC.
By:	/s/ Gail S. Page
	Name:	Gail S. Page
	Title:	President and Chief Executive Officer

Date: August 28, 2008

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Severance Agreement